UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 3, 2005*
Date of report (date of earliest event reported)

HOME PRODUCTS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17237	36-4147027
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4501 West 47th Street
Chicago, IL 60632
(Address of principal executive offices)(Zip code)

(773) 890-1010
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

* The Company is a “voluntary filer” of reports required of registrants under Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended, pursuant to a covenant in the indenture governing the Company’s 9 5/8% Senior Subordinated Notes due 2008. The public can obtain copies of these materials by contacting the SEC at 1-800-SEC-0330, or by accessing the SEC’s website at www.sec.gov.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Amendments to Bylaws
Employment Agreement
Employment Agreement
Press Release
Press Release

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On January 5, 2005, the Board clarified the officer title of our Chief Executive Officer, Douglas Ramsdale, confirming that Mr. Ramsdale holds the office of Chief Executive Officer of the Company and not the office of President (which the Board has chosen not to fill).

On January 3, 2005 Peter Graves, our Senior Vice President – Sales, announced his intention to resign his employment with the Company to pursue other interests, effective as of February 1, 2005.

(c) On January 3, 2005, the Company announced the appointment of F. Randall Chambers, 56, as the Company’s President – North America. Prior to joining the Company, Mr. Chambers served as Executive Vice President, Sales and Marketing, of Midwest Air Technologies, which sells compressors, fencing, lawn and garden and automotive products. Between 2000 and 2003, Mr. Chambers served as Executive Vice President, Sales and Marketing, of Coleman Powermate, which sells generators, compressors and pressure washers.

Under the terms of the Employment Agreement between the Company and Mr. Chambers (the “Chambers Agreement”), Mr. Chambers is employed on an “at will” basis, is entitled to a base salary at a gross annual rate of $258,000, and is eligible to receive an annual incentive cash bonus based on Mr. Chambers’ performance and the Company’s profitability during such period in accordance with the Company’s executive bonus plan. The Company also agrees to grant Mr. Chambers, as soon as practicable, stock options covering 150,000 shares at an exercise price of $2.25 per share, vesting equally over 3 years. If the Company terminates his employment for any reason other than cause, disability or death, he resigns for good reason, or his employment is terminated by reason of disability or death (all as respectively defined in the Chambers Agreement), he is entitled to additional benefits specified in the Chambers Agreement. Mr. Chambers also is subject to an 18 month noncompetition agreement and one year nonsolicitation agreement following termination of his employment. This description of the Chambers Agreement is qualified by reference to the provisions of the Chambers Agreement attached to this report as Exhibit 10.1.

A copy of the press release the Company issued on January 3, 2005 announcing the hiring of Mr. Chambers is attached to this report as Exhibit 99.1.

On January 5, 2005, the Board approved the appointment of G. Park Owens, 47, as the Company’s Senior Vice President — Marketing. The Company anticipates that Mr. Owens will commence his employment with the Company on January 24, 2005. Since July 2001, Mr. Owens has served as Director of Product Marketing and Branch Merchandising of W.W. Grainger, which distributes maintenance and repair products. Prior to joining W.W. Grainger, Mr. Owens served as President and Chief Operating Officer of Dalen Products, Inc., which manufactures lawn and garden products.

Under the terms of the Employment Agreement between the Company and Mr. Owens, dated as of January 5, 2005 and effective as of January 24, 2005 (the “Owens Agreement”), Mr. Owens will be employed on an “at will” basis, will be entitled to a base salary at a gross annual rate of $180,000, and will be eligible to receive an annual incentive cash bonus based on Mr. Owens’ performance and the Company’s profitability during such period in accordance with the Company’s executive bonus plan. The Company also agrees to grant Mr. Owens, as soon as practicable after the effectiveness of the Owens Agreement, and in any event no later than 90 days after the date of the Owens Agreement, stock options covering 90,000 shares at an exercise price of $2.25 per share, vesting equally over 3 years. If the Company terminates his employment for any reason other than cause, disability or death, he resigns for good reason, or his employment is terminated by reason of disability or death (all as respectively defined in the Owens Agreement), he will be entitled to additional benefits specified in the agreement. Mr. Owens also will be subject to an 18 month noncompetition agreement and one year nonsolicitation agreement following termination of his employment. This description of the Owens Agreement is qualified by reference to the provisions of the Owens Agreement attached to this report as Exhibit 10.2.

A copy of the press release the Company issued on January 6, 2005 announcing the hiring of Mr. Owens is attached to this report as Exhibit 99.2.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 5, 2005, the Board approved amendments to the Company’s Bylaws to (i) clarify the duties of the Chief Executive Officer and to make such position separate from the office of President under the Bylaws, (ii) clarify the duties of the office of President, (iii) clarify the position of Chairman of the Board to make such position a non-executive position, (iv) provide that the Board may leave unfilled any office, (v) modify the notice provisions governing the calling of special meetings of the Board to allow notification via electronic communication, including email, and shortening the advance notice period for special director meetings and (vi) renumber certain sections of the Bylaws. The amendments to the Company’s Bylaws are attached hereto as Exhibit 3.1.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit No.	Description
3.1	Amendments to Bylaws, adopted by the Board of Directors of Home Products International, Inc. on January 5, 2005

10.1	Employment Agreement between Home Products International, Inc. and F. Randall Chambers, dated January 3, 2005

10.2	Employment Agreement between Home Products International, Inc. and G. Park Owens, dated January 5, 2005

99.1	Press release issued by the Company on January 3, 2005, announcing the hiring of F. Randall Chambers

99.2	Press release issued by the Company on January 6, 2005, announcing the hiring of G. Park Owens

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home Products International, Inc.

Dated: January 6, 2005	By:	/s/	James E. Winslow

	Name:		James E. Winslow
	Title:		Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit No.	Description
3.1	Amendments to Bylaws, adopted by the Board of Directors of Home Products International, Inc. on January 5, 2005

10.1	Employment Agreement between Home Products International, Inc. and F. Randall Chambers, dated January 3, 2005

10.2	Employment Agreement between Home Products International, Inc. and G. Park Owens, dated January 5, 2005

99.1	Press release issued by the Company on January 3, 2005, announcing the hiring of F. Randall Chambers

99.2	Press release issued by the Company on January 6, 2005, announcing the hiring of G. Park Owens

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